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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  September 15, 2000




                                ATMEL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
         Delaware                        0-19032                           77-0051991
------------------------        ------------------------        --------------------------------
(State of Incorporation)        (Commission File Number)        (IRS Employer Identification No.)

      2325 Orchard Parkway, San Jose, California                  95131
      ------------------------------------------                ----------
       (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number including area code:  (408) 441-0311
                                                    --------------


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     On September 15, 2000, Atmel Corporation ("Atmel") and Siemens AG, a German corporation ("Siemens"), entered into a Framework Purchasing Agreement pursuant to which Siemens agrees to buy from Atmel and Atmel agrees to sell to Siemens approximately $1.5 billion of Atmel products over the four-year period from January 1, 2001 through December 31, 2004. The effectiveness of the Framework
Purchasing Agreement is subject to the closing of Atmel's acquisition of Siemens' wafer manufacturing facility and related assets located in North
Tyneside, United Kingdom.

     On September 20, 2000, Atmel completed its acquisition from Siemens of the wafer fabrication facility and related leasehold interests, fixtures and assets located in North Tyneside, United Kingdom.

     Atmel currently plans to spend approximately $800 million over the next 30 to 36 months for the purchase and installation of capital equipment at the North
Tyneside facility, principally to upgrade the facility for manufacturing .18 micron 8-inch wafers for Atmel's non-volatile memory and microcontroller products. These capital expenditure plans are subject to market conditions and other factors effecting the semiconductor industry.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits
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
          Exhibit 99.1   Press Release of Atmel Corporation, dated September 18, 2000.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATMEL CORPORATION

Date: September 20, 2000
                                        /s/ Mike Ross
                                        ----------------------------------
                                        Mike Ross
                                        Vice-President and General Counsel


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                                  EXHIBIT INDEX
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
EXHIBIT
 NUMBER                          DOCUMENT DESCRIPTION
-------                          --------------------
  99.1        Press Release of Atmel Corporation, dated September 18, 2000


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